UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2022

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events

On July 28, 2022, Acer Therapeutics Inc. issued press releases entitled “Acer Therapeutics and Relief Therapeutics Announce FDA Acceptance for Review of NDA Resubmission for ACER-001 for Treatment of UCDs” and “Acer Therapeutics and Relief Therapeutics Announce ACER-001 IND Submission for the Treatment of Maple Syrup Urine Disease,” copies of which are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1

Press release issued by Acer Therapeutics Inc. dated July 28, 2022, entitled “Acer Therapeutics and Relief Therapeutics Announce FDA Acceptance for Review of NDA Resubmission for ACER-001 for Treatment of UCDs.”

99.2

Press release issued by Acer Therapeutics Inc. dated July 28, 2022, entitled “Acer Therapeutics and Relief Therapeutics Announce ACER-001 IND Submission for the Treatment of Maple Syrup Urine Disease.”

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2022	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer

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